Exhibit 5.1 - Opinion re legality of the common stock being registered

                                GUZOV OFSINK, LLC
                                ATTORNEYS-AT-LAW
                          600 MADISON AVENUE 14th FLOOR
                            NEW YORK, NEW YORK 10022
                TELEPHONE: (212) 371-8008 TELEFAX: (212) 688-7273
                            http://www.golawintl.com

                                                                  April 28, 2006

Board of Directors

   Re: Fushi International, Inc. (formerly known as Parallel Technologies, Inc.)
       Form SB-2

Gentlemen:

      We have acted as counsel to Fushi International, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 6,455,000 shares of the common stock of the Company, $.006 par value per share (the "Common Stock") for resale (the "Shares").

      In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, in connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of the Shares and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the forgoing consent, we do not thereby admit that we are in t he category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

      Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Nevada without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

      The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinion expressed herein may not be relied upon by any other person without our prior written consent.

      We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.


                                                         Very truly yours,


                                                         /s/ Guzov Ofsink, LLC
                                                         -----------------------
                                                         Guzov Ofsink, LLC


                                      -2-